EXHIBIT 99.3 ECOM ECOM.COM, INC. COURT ORDERS

                   UNITED STATES BANKRUTPCY COURT
                    SOUTHERN DISTRICT OF FLORIDA
                      WEST PALM BEACH DIVISION

                                        CASE NO. 04-35435-SHF
IN RE:    Chapter 11

eCom eCom.com, Inc.
Debtor.

                 ORDER APPROVING EMPLOYMENT OF
                 DEBTOR-IN-POSSESSION'S COUNSEL

THIS CAUSE came on before the court upon the Application ("Application") of Debtor-in-Possession for authority to retain counsel, and upon the Affidavit ("Affidavit") of MICHAEL D. SEESE and the firm KLUGER, PERETZ, KAPLAN & BERLIN, P.L. ("KPKB"). Upon the representations that HOWARD J. BERLIN and MICHAEL D. SEESE are duly qualified to practice, that HOWARD J. BERLIN, MICHAEL D. SEESE and the firm of KPKBhold no interest adverse to the estate in the matters upon which they are engaged, that HOWARD J. BERLIN, MICHAEL
D. SEESE and the firm of KPKB are disinterested persons as required by 11 U.S.C. SECTION 327(a), and have disclosed any connections with parties set forth in FRBP 2014,and that their employment is necessary and would be in the best interest of the estate, it is

ORDERED that the Application is granted; and it is further

ORDERED that the Debtor-in-Possession is authorized to retain HOWARD
J. BERLIN, MICHAEL D. SEESE and the firm of KLUGER, PERETZ, KAPLAN & BERLIN, P.L., on a general retainer, pursuant to 11 U.S.C.
SECTION 327 and 330, on the terms set forth in the Application and Affidavit, effective upon the terms of this Order; and it is further

ORDERED that KPKB is authorized to receive payment in the amount of $65,000.00 as a retainer ("Retainer") in this case, against which KPKB is authorized to draw fees and costs awarded by this Court;
and it isfurther

ORDERED that any fees and costs awarded by the Court shall be paid as directed by the Court following full depletion of the Retainer; and it is further

ORDERED that this Court shall retain jurisdiction to hear and determine all matters arising from implementation of this Order.

ORDERED in the Southern District of Florida on June 6, 2005

                 /s/ STEVEN H. FRIEDMAN

                    STEVEN H. FRIEDMAN
                    United States Bankruptcy Judge

Copies furnished to:
Howard J. Berlin, Esquire, Esquire United States Trustee's Office

                          UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF FLORIDA
                             WEST PALM BEACH DIVISION

                                              CASE NO. 04-35435-SHF
IN RE:   Chapter 11

eCom eCom.com, Inc.

Debtor.
                                 ORDER GRANTING
               DEBTOR'S-IN-POSSESSION'S MOTION FOR AUTHORIZATION TO
                        HIRE CHIEF EXECUTIVE OFFICER

THIS CAUSE came before the Court on June 6, 2005 upon the scheduled emergency hearing on the Debtor-in-Possession's Motion for Authorization to Hire Chief Executive Officer (the "Motion") and, the Court, having reviewed the file, having reviewed the Motion, having determined that good and sufficient cause exist in support of the relief requested, and being otherwise fully advised in the premises, it is

ORDERED as follows;

 1. The Motion is GRANTED.

 2. The Debtor is authorized to hire Barney A. Richmond as its Chief Executive Officer at the discretion of the Debtor's Board of
    Directors.   Mr. Richmond shall serve without compensation or
    other benefits and shall waive any claim to an administrative claim pursuant to 11 U.S.C. section 503, unless otherwise ordered by the Court.

 3. The Court retains jurisdiction to implement, interpret, and enforce the terms of this Order.

    DONE AND ORDERED in the Southern District of Florida this
    June 6, 2005.


            /s/ STEVEN H. FRIEDMAN
              STEVEN H. FRIEDMAN
              United States Bankruptcy Judge



Copies furnished to:

Michael D. Seese, Esq.
Attorney SEESE is hereby directed to serve conforming copies of this Order upon all parties as previously ordered by this Court.






                          UNITED STATES BANKRUTPCY COURT
                           SOUTHERN DISTRICT OF FLORIDA
                             WEST PALM BEACH DIVISION

In re:                                  Case No. 04-35435-SHF
eCom eCom.com, Inc.
Debtor.                                Chapter 11 Proceedings

                     INTERIM ORDER AUTHORIZING
            DEBTOR-IN-POSSESSION TO OBTAIN POST-PETITION
             FINANCING AND SCHEDULING A FINAL HEARING

THIS CAUSE came before the Court on June 6, 2005 upon the scheduled emergency hearing ("Hearing") on the "Debtor-in-Possession's Motion for Interim and Final Orders (A) Authorizing the Debtor to
Obtain Post-Petition Financing, and (B) Scheduling Final Hearing" ("Motion"), and the Court, having reviewed the file, having heard arguments of counsel, having determined that the Estate will suffer immediate and irreparable harm in the event relief is not granted on an interim basis and that good and sufficient cause exist in support of the relief requested, having further determined that American Capital Holdings, Inc. ("AmCap") will extend financing in good-faith, and being otherwise fully advised in the premises, it is ORDERED as follows:

1.   The Motion is GRANTED as follows:
   (a) the Debtor is authorized to obtain post-petition financing in the amount of $100,000.00 from AmCap on the terms and conditions set forth in the Motion and announced on the record at the Hearing ("DIP Financing");
   (b) the Debtor is authorized to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements as AmCap may reasonably require, as evidence of and for the protection of the DIP Financing, or which otherwise may be deemed reasonably necessary by AmCap to effectuate the terms and conditions of this Interim Order; and
   (c) AmCap is a good-faith lender and, therefore, is entitled to the protections afforded under 11 U.S.C. Section 364(e).
2. The provisions of this Interim Order shall be effective immediately upon entry by the Court pursuant to Rules 6004(g), Fed.R.Bankr.P.
3. Pursuant to Rule 4001(c), Fed.R.Bankr.P., a final hearing on the Motion is scheduled for July 25, 2005 at 1:30 p.m., at 1675 Palm Beach Lakes Boulevard, 8th Floor, West Palm Beach Florida, 33401, and no separate notice of hearing shall be required.
DONE AND ORDERED in the Southern District of Florida June 14, 2005

             /s/ STEVEN H. FRIEDMAN
              ------------------------
               STEVEN H. FRIEDMAN
               United States Bankruptcy Judge

Copies furnished to:

Michael D. Seese, Esq.
Attorney SEESE is directed to serve a conforming copy of this Order upon all creditors and parties in interest.

                    UNITED STATES BANKRUPTCY COURT
                     SOUTHERN DISTRICT OF FLORIDA
                       WEST PALM BEACH DIVISION

In re:

                                     CASE NO.: 04-35435-BKC-SHF
eCom eCom.com, Inc.
Debtor.

                           CERTIFICATE OF SERVICE
I  HEREBY  CERTIFY that a copy of the Interim  Order Authorizing
Debtor-in-Possession to Obtain-Post-Petition Financing and
Scheduling a Final Hearing was served via U.S. Mail this 28 day of June, 2005, to all parties on the attached Service List.


I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 2090-1 (A).


                              Respectfully submitted,


                              KLUGER, PERETZ, KAPLAN & BERLIN, P.L.
                              Attorneys for Trustee, MARIKA TOLZ
                                     Miami Center - 17th Floor 201
South Biscayne Boulevard
                                     Miami, Florida 33131 Telephone:
(305)375-9OOO


eCom.com, Inc.
8125 Monetary Drive, #H4
Riviera Beach, FL 33404

Ronald Scott Kaniuk, Esq.
1555 Palm Beach Lakes Blvd.
#1510
West Palm Beach, FL 33401

American Capital Holdings, Inc.
100 Village Square Crossing, #202
Palm Beach, FL 33410

ACHI Inc.
601 Seafarer Circle
Jupiter, FL 33477

Palm Beach County Tax Collector
P.O. Box 3715
West Palm Beach, FL 33402



Richard Tuner
4200 Oak Street
Palm Beach, FL 33418

IRS
Special Procedures - Insolvency
Stop 5760
P.O. Box 17167
Fort Lauderdale, FL 33318

Assistant U.S. Trustee
51 N.W. 1 Avenue
#1204
Miami, FL  33130

Florida Dept. of Revenue
P.O. Box 6668 Bankruptcy Division
Tallahassee, FL 32314-6668

AT&T
P.O. Box 8212
Aurora, IL 60572-8212

Bell South
P.O. Box 1262
Charlotte, NC 28201-1262

Florida Atlantic Stock Transfer
7130 Nob Hill Road
Tamarac, FL 33321

Grant & Leatherwood, P.A.
105 North Spring Street
Greenville, SC 29601

Wiesneck, Andres & Co.
772 U.S. Highway 1
North Palm Beach, FL 33408

Barney A. Richmond
601 Seafarer Circle Apt. 402
Jupiter, FL 33477

David & Barbara Panaia
8125 Monetary Drive Suite H5
Riviera Beach,
FL 33404